Exhibit 10.40
STANDARD FORM COMMERCE LEASE

1.	PARTIES (fill in)
LESSOR, which expression shall include            its     heirs, successors, and assigns where the context so admits, does hereby lease to NEEDLETECH PRODUCTS, INC., a Massachusetts corporation with a regular place of business at 81 West Street, Attleboro, MA 02703

2.	PREMISES (fill in and include, if ap-plicable, suite number, floor		LESSEE, which expression shall include its successors, executors, administrators, and assigns where the context so admits, and the LESSEE hereby leases the following described premises;
	number and square feet		45 John Williams St., Attleboro, MA 02703

11,325 SQUARE FOOT, SINGLE STORY, CONCRETE BLOCK MANUFACTURING BUILDING WITH MEZZANINE, FULLY AIR-CONDITIONED ON A 24,000 SQUARE FOOT LOT THE DEED TO WHICH MAY BE FOUND AT BOOK 138989, PAGE 22 IN THE BRISTOL COUNTY N.D. REGISTRY OF DEEDS

together with the right to use in common, with others entitled thereto, the hallways, stairways, and elevators, necessary for access to said leased premises and lavatories nearest thereto.

3.	TERM (fill in)		The term of this lease shall be for FIVE YEARS Commencing on APRIL, 2006 and ending on MAY, 2011

4.	RENT (fill in)
The LESSEE shall pay to the LESSOR fixed rent at the rate of $66,000.00 per year, payable in advance in monthly installments of $5,500.00, subject to proration in the case of any partial calendar month.  All rent shall be payable without offset or deduction.

5.	SECURITY DEPOSIT (fill in)
Upon the execution of this lease, the LESSEE shall pay to the LESSOR the amount of DNA dollars, which shall be held as a security for the LESSEE’s performance as herein provided and refunded to the LESSEE at the end of this lease, without interest, subject to the LESSEE’s satisfactory compliance with the conditions hereof.

6.	RENT ADJUSTMENT		N/A

	A.	TAX ESCALATION (fill in or delete)	N/A

	B.	OPERATING COST ESCALATION (fill in or delete)	N/A

	C.	CONSUMER PRCE ESCALATION (fill in or delete)
(1) LESSEE agrees that in the event the “Consumer Price Index for Urban Wage Earners and Clerical Workers, U.S. City Average, All Items (1982-84=100)” (hereinafter referred to as the “Price Index”) published by the Bureau of Labor Statistics of the United States Department of Labor, or any comparable successor or substitute index designated by the LESSOR, appropriately adjusted, reflects an increase in the cost of living over and above the cost of living as reflected by the Price Index for the month of MAY, 2007 (hereinafter called the “Base Price Index”), the fixed rent shall be adjusted in accordance with sub-paragraph (2) of this Article.

7.	UTILITIES
The LESSEE shall pay, as they become due, all bills for electricity and other utilities (whether they are used for furnishing heat or other purposes) that are furnished to the leased premises and presently separately metered, and all bills for fuel furnished to a separate tank servicing the leased premises exclusively.  The LESSOR agrees to provide all other utility service and to furnish reasonably hot and cold water and reasonable heat and air conditioning* (except to the extent that the same are furnished through separately metered utilities or separate fuel tanks as set forth above) to the leased premises, the hallways, stairways, elevators, and lavatories during normal business hours on regular business days of the heating and air conditioning* seasons of each year, to furnish elevator service and to light passageways and stairways during business hours, and to furnish such cleaning service as is customary in similar buildings in said city or town, all subject to interruption due* to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service, or supplies from the source from which they are usually obtained for said building, or to any cause beyond the LESSOR’s control.

*delete “air conditioning” if not applicable

LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment with the premises as of the commencement date of this lease.  In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be in LESSEE’s sole obligation, provided that such installation shall be subject to the written consent of the LESSOR.

8.	USE OF LEASED PREMISES (fill in)		The LESSEE shall use the leased premises only for the purpose of MANUFACTURING NEEDLES AND RELATED PRODUCTS.

9.	COMPLIANCE WITH LAWS
The LESSEE acknowledges that no trade or occupation shall be conducted in the leased premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the premises are situated.  Without limiting the generality of the foregoing (a) the LESSEE shall not bring or permit to be brought or kept in or on the leased premises or elsewhere on the LESSOR’s property any hazardous, toxic, inflammable, combustible or explosive fluid, material, chemical or substance, including without limitation any item defined as hazardous pursuant to Chapter 21E of the Massachusetts General Laws; and (b) the LESSEE shall be responsible for compliance with requirements imposed by the Americans with Disabilities Act relative to the layout of the leased premises and any work performed by the LESSEE therein.

10.	FIRE INSURANCE
The LESSEE shall not permit any use of the leased premises which will make voidable any insurance on the property o which the leased premises are a part, or on the contents of said property or which shall be contrary to any law of regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers.  The LESSEE shall on demand reimburse the LESSOR, and all other tenants, all extra insurance premiums caused by the LESSEE’s use of the premises.

11.	MAINTENANCE
The LESSEE agrees to maintain the leased premises in good condition, damage by fire and other casualty only excepted, and whenever necessary, to replace plate glass and other glass therein, acknowledging that the leased premise are now in good order and the glass whole.  The LESSEE shall not permit the leased premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste.  LESSEE shall obtain written consent of LESSOR before erecting any sign on the premises.

	A.	LESSEE’S
OBLIGATIONS

	B.	LESSOR’S	The LESSOR, agrees to maintain the structure of the building of which the leased premises are a part in the
OBLIGATIONS
condition as it is at the commencement of the term or as it may be put in during the term of this lease, reasonable wear and tear, damage by fire and other  casualty only excepted, unless such maintenance is required because of the LESSEE or those of whose conduct the LESSEE is legally reasonable.

12.	ALTERATIONS - ADDITIONS
The LESSEE shall not make structural alterations or additions to the leased premises, but may make non-
structural alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed.  All such allowed alterations shall be at LESSEE’s expense and shall be in quality at least equal to the present construction.  LESSEE shall not permit any mechanics’ liens, or similar liens, to remain upon the leased premises for labor and materials furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR.

Any alternations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein.

13.	ASSIGNMENT - SUBLEASING
The LESSEE shall not assign or sublet the whole or any part of the leased premises without LESSOR’s prior written consent.  Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease.

14.	SUBORDINATION
This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the leased premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage, deeds of trust or other such instruments in the nature of a mortgage.

15.	LESSOR’S ACCESS
The LESSOR or agents of the LESSOR may, at reasonable times, enter to view the leased premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do and may show the leased premises to others, and at any time within three (3) months before the expiration of the term, may affix to any suitable part of the leased premises a notice for letting or selling the leased premises or property of which the leased premises are a part and keep the same so affixed without hindrance or molestation.

16.	INDEMNIFICATION AND LIABILITY (fill in)
The LESSEE shall save the LESSOR harmless from all loss and damage occasioned by anything occurring on the leased premises unless caused by the negligence or misconduct of the LESSOR, and from all loss damage wherever occurring occasioned by any omission, fault, neglect or other misconduct of the LESSEE.  The removal of snow and ice from the sidewalks bordering upon the leased premises shall be LESSEE’S responsibility.

17.	LESSEE’S LIABILITY INSURANCE (fill in)
The LESSEE shall maintain with respect to the leased premises and the property of which the leased premises are part comprehensive public liability insurance in the amount of $1,000,000.00 with property damage insurance in limits of $500,000.00 in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR as well as LESSEE against inquiry to persons or damage to property as provided.  The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies.  All such insurance certificates shall provide that such policies shall not be cancelled without at least ten (10) days prior written notice to each assured named therein.

18.	FIRE CASUALTY - EMINENT DOMAIN
Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this lease.  When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if:

		(a)	The LESSOR fails to give written notice within thirty (30) days of intention to restore leased premises, or
		(b)	The LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use with ninety (90) day of said fire, casualty or taking.

The LESSOR reserves and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the leased premises for any taking by eminent domain, except for damage to the LESSEE’s fixtures, property, or equipment.

19.	DEFAULT	In the event that:
	AND BANKTUPTCY (fill in)	(a)	The LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for ten (10) days after written notice thereof; or

(b)
The LESSEE shall default in the observance or performance of any other of the LESSEE’s Covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or

		(c)	The LEESEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE’s property for the benefit of creditors,

then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the leased premises, to declare the term of this lease ended, and remove the LESSEE’s effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default.  The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term.  If the LESSEE shall default, after reasonably notice thereof, in the observance or performance of any conditions or covenants on LESSEE’s part to be observed or performed under or by virtue of any of the provisions in any article of his lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE.  If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of 18 percent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

20.	NOTICE (fill in)
Any  notice from the LESSOR to the LESSEE relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if left at the leased premises addressed to the LESSEE, or if mailed to the leased premises, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE.  Any notice from the LESSEE to the LESSOR relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at such address as the LESSOR may from time to time advise in writing.  All rent notices shall be paid and sent to the LESSOR at:

85 West Street, Attleboro, MA 02703

21.	SURRENDER
The LESSEE shall at the expiration or other termination of this lease remove all LESSEE’s goods and effects from the leased premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the leased premises).  LESSEE shall deliver to the LESSOR the leased premises and all keys, locks thereto, and other fixtures connected therewith and all alternations and additions made to or upon the leased premises, in good condition, damage by fire or other casualty only excepted.  In the event of the LESSEE’s failure to remove any of LESSEE’s property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE’s expense, or to retain same under LESSOR’s control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

22.	BROKERAGE (fill in or delete)	N/A

23.	CONDITION OF PREMISES
Except as may be otherwise expressly set forth herein, the LESSEE shall accept the leased premises “as is” in their condition as of the commencement of the term of this lease, and the LESSOR shall be obligated to perform no work whatsoever in order to prepare the leased premises for occupancy by the LESSEE.

24.	FORCE MAJEURE
In the event that the LESSOR is prevented or delayed from making any repairs or performing any other covenant hereunder by reason of any cause reasonably beyond the control the LESSOR, the LESSOR shall not be liable to the LESSEE therefor nor, except as expressly otherwise provided in case of casualty or taking, shall the LESSEE be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim by the LESSEE that such failure constitutes actual or constructive eviction from the leased premises or any part thereof.

25.	LATE CHARGE
If rent or any other sum payable hereunder remains outstanding for a period of ten (10) days, the LESSEE shall pay to the LESSOR a late charge equal to one and one-half percent (1.5%) of the amount due for each month or portion thereof during which he arrearage continues.

26.	LIABILITY OF OWNER
No owner of the property of which the leased premises are a part shall be liable hereunder except or breaches of the LESSOR’s obligations occurring during the period of such ownership.  The obligations of the
 LESSOR shall be binding upon the LESSOR’s interest in said property, but not upon other assets of the LESSOR, and no individual partner, agent, trustee, stockholder, officer, director, employee or beneficiary of the LESSOR shall be personally liable for performance of the LESSOR’s obligations hereunder.

27.	OTHER PROVISIONS	It is also understood and agreed that

The rent is triple net, so that in addition to the stated rent, the LESSEE shall be responsible for all taxes, insurance, utilities, and maintenance cost whatsoever as they come due.

IN WITNESS HEREOF, the said parties hereunto set their hands and seals this19th day of April, 2006.

/s/ Ronald Routhier, President	/s/ Ronald Routhier, Member
LESSEE	LESSOR

/s/ C. Russell Small, V.P.	/s/ C. Russell Small, Member
LESSEE	LESSOR

5-22-08

AMENDMENT TO STANDARD FORM LEASE AGREEMENT

PARTIES
Lessor	Needletech Products, Inc.
Lessee	Chartier-Tate LLC

PREMISES
45 John Williams Street, Attleboro, MA 02703

TERM
Commencing on April 2006 and ending on May 2011, rent payable in monthly installments of $5,500.

WHEREAS, Chartier-Tate LLC received the amount of $5,190 in security deposits during the closing process for the above referenced property.

WHEREAS, Chartier-Tate LLC acknowledges that this security deposit belongs to Needletech.

NOW THEREFORE, Section 5, “Security Deposit” of the Lease Agreement is amended to read that a deposit in the amount of $5,190 was received and the current DNA no longer applies.

By:	/s/ Ronald G. Routhier 5-22-08
Ronald G. Routhier, Member Chartier-Tate